Exhibit 10.20
AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT
          THIS AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made as of December 8, 2005, by and among AMB JAPAN FINANCE Y.K., as Initial Borrower (the “Initial Borrower”), each Qualified Borrower listed on the signature pages hereto (each of the Initial Borrower and each Qualified Borrower, collectively, “Borrower”), AMB PROPERTY, L.P., as Guarantor (“AMB LP”), AMB PROPERTY CORPORATION, as Guarantor (“AMB Corporation” and together with AMB LP, the “Guarantors”), the Banks listed on the signature pages hereto, SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent and Sole Lead Arranger and Bookmanager.
W I T N E S S E T H:
          WHEREAS, each of Borrower, the Guarantors and the Banks are party to that certain Revolving Credit Agreement, dated as of June 29, 2004, as amended by that certain Amendment No. 1 to Revolving Credit Agreement, dated as of June 9, 2005 (as the same may be further amended, modified, extended or restated from time to time, the “Credit Agreement”); and
          WHEREAS, the parties desire to modify the Credit Agreement upon the terms and conditions set forth herein.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.
     2. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:
          (a) Amendments to Defined Terms. Section 1.1 of the Credit Agreement is hereby amended as follows:
               (i) The defined term “Commitment” is hereby deleted and the following substituted therefor:
               “Commitment” means, with respect to each Bank, the amount set forth under the name of such Bank on the signature pages hereof as its commitment pursuant to this Agreement with respect to any Loans (and, for each Bank which is an Assignee, the amount set forth in the Transfer Supplement entered into pursuant to Section 9.6(c) as the Assignee’s Commitment), as such amount may be reduced from time to time pursuant to Section 2.11 or in connection with an assignment to an Assignee and increased from time to time pursuant to Section 2.1(b) or in connection with an assignment from an Assignor. As of the Closing Date, the aggregate Commitment is Twenty-Four Billion Yen (JPY24,000,000,000).”
               (ii) The defined term “Facility Amount” is hereby deleted and the following substituted therefor:
               “Facility Amount” means, at any particular time, the aggregate Commitment at such time.
               (iii) The following terms are hereby inserted into Section 1 of the Credit Agreement, in the appropriate alphabetical order:
       “Bank Commitment Increase Agreement” means each Bank Commitment Increase Agreement, by and among Borrower, the Guarantors, the Administrative Agent (on behalf of the Banks) and the applicable Bank which has agreed to increase its Commitment pursuant to the terms of Section 2.1 (b), the form of which is attached hereto as Exhibit J.
       “New Bank Joinder Agreement” means each New Bank Joinder Agreement, by and among Borrower, the Guarantors, the Administrative Agent (on behalf of the Banks) and the applicable Qualified Institution which is to become a Bank hereunder at any time after the date of this Agreement pursuant to the terms of Section 2.1(b), the form of which is attached hereto as Exhibit K.
          (b) Commitments to Lend. Section 2.1 of the Credit Agreement is hereby deleted and the following substituted therefore:
               (a) Commitment to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, (a) to make Loans to each Borrower and participate in Letters of Credit issued by the Fronting Bank on behalf of each Borrower pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding together with such Bank’s pro rata share of the Letter of Credit Usage at such time shall not exceed the amount of its Commitment. Each Borrowing outstanding under this Section 2.1 (a) shall be in an aggregate principal amount of JPY300,000,000 or an integral multiples of JPY1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2(b), or in any amount required to reimburse the Fronting Bank for any drawing under any Letter of Credit) and shall be made from the several Banks ratably in proportion to their respective Commitments. In no event shall the aggregate amount outstanding at any time, plus the outstanding amount of the Letter of Credit Usage, exceed the Facility Amount. Subject to the limitations set forth herein, any amounts repaid may be reborrowed.
               (b) Optional Increase in Commitments. Unless a Default or an Event of Default has occurred and is continuing, Borrower, by written notice to the Administrative Agent, shall have the right to, and hereby does, request an increase of up to Eleven Billion Yen (JPY 11,000,000,000), and shall have the right to request an additional increase of up to Five Billion Yen (JPY 5,000,000,000) such that the aggregate Commitment after all such increases shall not exceed Forty Billion Yen (JPY 40,000,000,000); provided that for any such request (i) any Bank which is a party to this Agreement prior to such request for increase, at its sole discretion, may elect to increase its Commitment but shall not have any obligation to so increase its Commitment, and (ii) in the event that any Bank which is a party to this Agreement prior to such request for increase does not elect to increase its Commitment, the Administrative Agent and the Syndication Agent shall use commercially reasonable efforts to locate additional Qualified Institutions willing to provide commitments for the requested increase, and Borrower may also identify additional Qualified Institutions willing to provide commitments for the requested increase, provided further that the Administrative Agent shall approve any such additional Qualified Institutions, which approval will not be unreasonably withheld or delayed. Any such Bank willing to increase its Commitment for the requested increase shall duly execute and deliver to the Administrative Agent a Bank Commitment Increase Agreement. Any such additional Qualified Institution willing and approved to provide commitments for the requested increase shall duly execute and deliver to the Administrative Agent a New Bank Joinder Agreement pursuant to which such Qualified Institution shall become a Bank hereunder. In the event that any Bank or Qualified Institutions commit to any such increase, such Banks and Qualified Institutions shall execute and deliver the Bank Commitment Increase Agreement or the New Bank Joinder Agreement, as applicable, the Commitment of each committed Bank shall be increased, the Pro Rata Shares of the Banks shall be adjusted, Borrower shall make such borrowings and repayments as shall be necessary to effect the reallocation of the Committed Loans so that the Committed Loans are held by the Banks in accordance with their Pro Rata Shares after giving effect to such increase, and other changes shall be made to the Loan Documents as may be necessary to reflect the aggregate amount, if any, by which the Banks have agreed to increase their respective Commitments or make new Commitments in response to Borrower’s request for an increase in the aggregate Commitment pursuant to this Section 2.1, in each case without the consent of the Banks other than those Banks increasing their Commitments. The fees payable by Borrower and the Guarantors upon any such increase in the Commitments shall be agreed upon by the Administrative Agent, Borrower and the Guarantors. In addition, if as a result of any such increase in the Commitments, there shall be a reallocation of TIBOR Loans, Borrower shall pay any amounts that may be due pursuant to Section 2.15 hereof.
Notwithstanding the foregoing, nothing in this Section 2.1(b) shall constitute or be deemed to constitute an agreement by any Bank to increase its Commitment hereunder.”

               (c) Additional Exhibits. Exhibits J and K attached hereto are hereby added as Exhibits J and K of the Credit Agreement, immediately after Exhibit 1-2 thereof.
     4. Effective Date. This Amendment shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by Borrower, the Guarantors and the Banks (the date of such receipt being deemed the “Effective Date”).
     5 Representations and Warranties. Each of the Borrower and the Guarantors hereby represents and warrants that as of the Effective Date, all the representations and warranties set forth in the Credit Agreement, as amended hereby (other than representations and warranties which expressly speak as of a different date), are true and complete in all material respects.
     6. Entire Agreement. This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.
     7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
     8. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.
     9. Headings, Etc. Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.
     10. No Further Modifications. Except as modified herein, all of the terms and conditions of the Credit Agreement, as modified hereby shall remain in full force and effect and, as modified hereby, the Borrower confirms and ratifies all of the terms, covenants and conditions of the Credit Agreement in all respects.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INITIAL BORROWER:

AMB Japan Finance Y.K., a Japan yugen kaisha Sanno Park Tower 11-1, Nagatacho 2-Chome Chiyoda-ku, Tokyo Frederick Elliot Wyler Director

QUALIFIED BORROWERS:

AMB Amagasaki 2 TMK, a Japan tokutei mokuteki kaisha Sanno Park Tower 11-1, Nagatacho 2-Chome Chiyoda-ku, Tokyo Katsuyuki Mineta Director

AMB Narita 2 TMK, a Japan tokutei mokuteki kaisha Sanno Park Tower 11-1, Nagatacho 2-Chome Chiyoda-ku, Tokyo Frederick Elliot Wyler Director

AMB Narita l-l TMK, a Japan tokutei mokuteki kaisha Sanno Park Tower 11-1, Nagatacho 2-Chome Chiyoda-ku, Tokyo Frederick Elliot Wyler Director

AMB Japan Finance 2 Y.K., a Japan yugen kaisha Sanno Park Tower 11-1, Nagatacho 2-Chome Chiyoda-ku, Tokyo Frederick Elliot Wyler Director

AMB Shiohama TMK, a Japan tokutei mokuteki kaisha Sanno Park Tower 11-1, Nagatacho 2-Chome Chiyoda-ku, Tokyo Katsuyuki Mineta Director

AMB Kashiwa TMK, a Japan tokutei mokuteki kaisha Sanno Park Tower 11-1, Nagatacho 2-Chome Chiyoda-ku, Tokyo Katsuyuki Mineta Director

Director GUARANTORS:

AMB PROPERTY, L.P., a Delaware limited partnership

By:	AMB Property Corporation,
a Maryland corporation
its sole general partner

By: Name:	/s/ Michael A. Coke Michael A. Coke
Title:	Executive Vice President
President and Chief Financial Officer

AMB PROPERTY CORPORATION, a Maryland corporation

By:	/s/ Michael A. Coke
Name:	Michael A. Coke
Title:	Executive Vice President
President and Chief Financial Officer

SUMITOMO MITSUI BANKING CORPORATION, as Administrative Agent, Sole Lead Arranger, Bookmanager, and a Bank

By:	/s/ David A. Buck
Name:	David A. Buck
Title:	Senior Vice President

MIZUHO CORPORATE BANK, LTD., as Syndication Agent and a Bank

By: Name:	/s/ Noel Purcell Noel Purcell
Title:	Senior Vice President

SHINSEI BANK, as Documentation Agent and a Bank

By:	/s/ Akihiro Sakabe
Name:	Akihiro Sakabe
Title:	General Manager(Unit), Strategic Business Unit 4

UFJ BANK, as Documentation Agent and a Bank

By: Name:	/s/ Yoichi Orikasa Yoichi Orikasa
Title:	Deputy General Manager

INTERNATIONAL COMMERCIAL BANK OF CHINA, as Senior Managing Agent and a Bank

By: Name:	/s/ Mong Shyr Wu Mong Shyr Wu
Title:	AVP & D. General Manager

BANK OF CHINA, as Senior Managing Agent and a Bank

By:	/s/ Li Yu Hua
Name:	Li Yu Hua
Title:	General Manager

THE BANK OF NOVA SCOTIA, as Managing Agent and a Bank

By:	/s/ Yong Kwei Hung
Name:	Yong Kwei Hung
Title:	Vice President & Country Head Japan

OVERSEA-CHINESE BANKING CORPORATION, as Managing Agent and a Bank

By:	/s/ Ong Sing Yik
Name:	Ong Sing Yik
Title:	General Manager

THE NORINCHUKIN BANK, NEW YORK BRANCH, as a Bank

By: Name:	/s/ Toshifumi Tsukitani Toshifumi Tsukitani
Title:	General Manager

THE SUMITOMO TRUST & BANKING CO., LTD., as a Bank

By:	/s/ Tetsuya Ishikawa
Name:	Tetsuya Ishikawa
Title:	Vice President & Manager

SAITAMA RESONA BANK, LTD., as a Bank

By: Name:	/s/ Yukihide Hoshinoya Yukihide Hoshinoya
Title:	Deputy General Manager